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                                                               EXHIBIT 23.4

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form S-4/A of Panolam Industries International, Inc. of our report dated January 16, 1999, except for Note I, as to which date is February 18, 1999 relating to the financial statements of Pioneer Plastics Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Atlanta, GA

August 27, 1999